Exhibit 99.1


                  ARETE INDUSTRIES, INC. COMPANY PRESS RELEASE



             ARETE INDUSTRIES, INC. ANNOUNCES THE SPIN-OFF OF AVATAR
                TECHNOLOGY GROUP INC. SHARES TO ITS SHAREHOLDERS.
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FOR IMMEDIATE RELEASE

Monday June 5, 2006

WESTMINSTER, Colorado, June 5, 2006 (PR Newswire) Arete Industries, Inc. (OTC - Bulletin Board: ARET) (Arete) announced today the finalization of the plans for the spin-off shares of Avatar Technology Group Inc. subsidiary (AVT) to its shareholders.

Arete Industries, Inc. will spin-off its shares of AVT to its shareholders of record as of July 3, 2006. The spin-off will be a dividend of 1 share of AVT for every 975 shares Arete owned on the record date. In addition, there will be no fractional shares or odd lots of AVT issued as a part of this dividend. This means that the minimum number of shares of AVT issued to any shareholder of Arete will be 100. (i.e., 97,500 shares of Arete equal 100 shares of AVT) An information statement is expected to be mailed to the shareholders of record around the 15th day of July 2006. If the shareholder of record wants a stock certificate mailed to them they should contact AVT and make arrangements for the certificate to be mailed. The transfer agent will need to receive $30.00 to process the certificate and mail it. The stock will be 144 unregistered common stock and when AVT completes its registration process with the SEC, it will send out the registered stock certificates. The registration process is expected to take six months or more and AVT plans to start this process in the third quarter of 2006. Charles Gamber CEO of Arete stated, "This dividend completes a part of our plan to reorganize Arete and comply with terms in the letter of intent received last month."

About the Company.
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Arete Industries, Inc., a development stage company, is a publicly traded holding company with several subsidiaries. Its subsidiary, Avatar Technology Group Inc. operates the delivery of technology solutions for small to medium size businesses as well as public entities. These solutions include business services, custom software development and web design, network security services and IT solutions. Avatar Technology Group Inc. has secured reseller/affiliate agreements with major partners in each area to deliver these services primarily through a website model. Avatar Technology Group Inc maintains a website at www.avtekgroup.com. Avatar Technology Group Inc. plans to market these services to specific vertical markets using advertising in print media and targeted opt in email campaigns. Most of the services are based on a recurring revenue model. All of the technology solution offerings were selected to be complimentary to each other. Arete Industries, Inc. has one other subsidiary, Aggression Sports, Inc. dba Arete Outdoors, an outdoor sports equipment manufacturing company that has been inactive since 2001. The Company continues to seek a buyer or merger candidate for Aggression Sports, Inc.


Statement as to Forward Looking Statements.
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Certain statements contained herein, which are not historical, are forward-
looking statements that are subject to risks and uncertainties not known or disclosed herein that could cause actual results to differ materially from those expressed herein. These statements may include projections and other "forward-looking statements" within the meaning of the federal securities laws. Any such projections or statements reflect Arete's or AVT's current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation, AVT's inability to meet the conditions to acquiring its current business including providing financing to provide for servicing current and new contracts; unexpected difficulties encountered in the investment market, competition, government regulation or other action, the ability of management to execute its plans to meet its goals and other risks inherent in their businesses that are detailed in their Securities and Exchange Commission ("SEC") filings.


For Further Information Contact:
--------------------------------

  COMPANY CONTACT:  ARETE INDUSTRIES, INC.       AVATAR TECHNOLOGY GROUP, INC.
  Charles Gamber, CEO                            John Herzog, President
  Email: ir@areteindustries.com                  Email: jrh@avtekgropu.com
  Arete Industries, Inc.                         Avatar Technology Group, Inc.
  P. O. Box 141                                  7260 Osceola Street
  Westminster, Colorado 80033                    Westminster, Colorado 80030
  Voice: 303-652-3113                            Voice:  303-459-7818